Exhibit 10.2
SHAREHOLDER ENTRUST AGREEMENT
PARTY A: Qingdao Sinogas General Machinery Co., Ltd.
PARTY B: Beijing Sanhuan Technology Development Co., Ltd.
In accordance with the Law of the People's Republic of China and the corporation laws of the People’s Republic of China and correlative regulations and rules and other relevant Chinese laws and regulations, and with the principle of equality and voluntary and through friendly consultations by Party A and Party B for affairs about Party A entrust Party B with hold shares conclude Clauses as below, abide by two parties together.
CLAUSE  Party A plans to establish Wuhan Sinoenergy Gas Co., Ltd. (the “third corporation”) with Sinoenergy Holding Ltd. (Sinoenergy), Wuhan Fukang Automotive Cleaning Energy Company (Wuhan Fukang), and Wuhan Yixiang Industry Trade Company (Wuhan Yixiang). By issuing registered capital 30,000,000 yuan, of which Party A plans to contribute 13,000,000 yuan, possess 40%, Sinoenergy plans to contribute 15,000,000 yuan, possess 50%, Wuhan Fukang plans contribute 1,500,000 yuan, possess 5%, Wuhan Yixiang plans to contribute 1,500,000 yuan, possess 5%.
CLAUSE It was agreed that, as Party A is a foreign merchant invest corporation now, the invest behavior of above-mentioned, contribute invest 12,000,000 by Party A, possess 40% of the third corporation cannot become a investor directly, hereby entrust Party B as nominal investor possess the 40% shares of the Third corporation.
CLAUSE Contributing capital of possessed shares portion of the third corporation invest by Party A, Party B provides the required files related to found registration procedure; after the third corporation founded, Party B as a nominal shareholder of the third corporation, Party A as a actual shareholder.
CLAUSE As actual shareholder, Party A enjoys the shareholder’s rights, bears the shareholder’s obligations and invest risks, participates in management of the third corporation, and appoints director, supervisor, senior manager to the third corporation.
CLAUSE As entrusted part of Party A (nominal shareholder), Party B has no shareholder’s obligations, needn’t bear the shareholder’s obligations and invest risks, needn’t participate in management of the third corporation, just provides related files and material as Party A required.
CLAUSE Entrust deadline:2-3 years. During the entrust deadline, Party A needs to relieve the trust or the entrust deadline expire, Party B must transfer the shares to Party A or another appointed by Party A lawfully as Party A demands.

CLAUSE Reward: Party A pays 10,000 yuan per year as reward of shares rights representation.
CLAUSE Confidential: after this agreement is signed, Party B mustn’t reveal the contents of this agreement and the shares-hold entrust matters to any third party, unless approved by Party A
CLAUSE Responsibility of violate treaty: when fulfill this agreement, in case Party B violate the instructions of Party A, and fails to provide related files to Party A according to this agreement, cause Party A can’t enjoy or exercise the shareholder’s rights, Party A has a right to demand Party B to compensate pursuant signified shares portion and profit in this agreement.
CLAUSE If there are any unexhausted affairs, two parties shall sign an additional agreement as enclosure which has the same legal effect as this agreement.
CLAUSE There are two duplicates for this agreement; Party A and Party B shall each take one copy, which has the same legal effect as this agreement.
CLAUSE This agreement shall be effective when the two parties sign on it, with their official seals.

PARTY A:
QINGDAO SINOGAS GENERGY MACHINERY CO., LTD
ENTRUST AGENT (SIGNATURE):

PARTY B:
BEIJING SANHUAN TECHNOLOGY DEVELOPMENT CO., LTD
ENTRUST AGENT (SIGNATURE):

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